Exhibit 20.2
WFS FINANCIAL 2005-3 OWNER TRUST
Distribution Date Statement
for Collection Period ended August 31, 2005
for Distribution Date of September 19, 2005

COLLECTIONS			DOLLARS
Payments received			111,453,510.82
Plus / (Less) :
Net Servicer Advances			1,872,285.29
Investment Earnings on funds in the Collection Account			148,100.51
Net Swap Receipts			0.00

Net Collections			113,473,896.62
Plus / (Less) :
Investment Earnings on funds in the Prefund Account			836,559.11
Remaining Pre-Funding Amount			18.48
Funds in Spread Account			7,022,880.95

Total Available Funds			121,333,355.16

DISTRIBUTIONS

Servicing Fee		3,181,139.00
Trustee and Other Fees		0.00
Net Swap Payments		547,336.45

Total Fee Distribution			3,728,475.45

Note Interest Distribution Amount — Class A-1	2,140,499.73
Note Interest Distribution Amount — Class A-2	4,070,041.67
Note Interest Distribution Amount — Class A-3A	1,918,402.78
Note Interest Distribution Amount — Class A-3B	3,570,270.00
Note Interest Distribution Amount — Class A-4	1,865,750.00

	13,564,964.18

Note Principal Distribution Amount — Class A-1	88,075,832.20
Note Principal Distribution Amount — Class A-2	0.00
Note Principal Distribution Amount — Class A-3A	0.00
Note Principal Distribution Amount — Class A-3B	0.00
Note Principal Distribution Amount — Class A-4	0.00

	88,075,832.20

Total Class A Interest and Principal Distribution			101,640,796.38

Note Interest Distribution Amount — Class B	656,250.00
Note Principal Distribution Amount — Class B	0.00

Total Class B Interest and Principal Distribution			656,250.00

Note Interest Distribution Amount — Class C	706,222.22
Note Principal Distribution Amount — Class C	0.00

Total Class C Interest and Principal Distribution			706,222.22

Note Interest Distribution Amount — Class D	601,611.11
Note Principal Distribution Amount — Class D	0.00

Total Class D Interest and Principal Distribution			601,611.11

Spread Account Deposit			14,000,000.00

Total Distributions			121,333,355.16

WFS FINANCIAL 2005-3 OWNER TRUST
Distribution Date Statement
for Collection Period ended August 31, 2005
for Distribution Date of September 19, 2005

PORTFOLIO DATA:
	# of loans
Beginning Aggregate Principal Balance		129,596		2,362,703,396.41
Additional Funding		23,257		437,296,585.11

Less: Principal Payments			(36,067,599.93)
Full Prepayments		(2,999)	(51,129,463.26)
Partial Prepayments		0	0.00
Liquidations		(140)	(2,127,819.02)

				(89,324,882.21)

Ending Aggregate Principal Balance		149,714		2,710,675,099.31
Ending Outstanding Principal Balance of Notes				2,634,924,167.80

Excess (Current Overcollateralization Amount)				75,750,931.51
Overcollateralization Level				2.79%

Overcollateralization Amount				121,533,754.97

Overcollateralization Distributable Amount				121,533,754.97

Undercollateralization Amount (after current distribution)
Class A			—
Class B			—
Class C			—
Class D			—

Total Undercollateralization Amount				—

OTHER RELATED INFORMATION:

Pre-Funding Account

Beginning Balance			437,296,603.59
Amount Withdrawn for subsequent transaction			437,296,585.11
Less: Funds included in Total Available Funds			18.48

Ending Balance				—

Spread Account:

Beginning Balance			7,000,000.00
Investment earnings on funds in spread account			22,880.95
Less: Funds included in Total Available Funds			(7,022,880.95)
Deposits			14,000,000.00
Excess Spread Amount			—

Ending Balance				14,000,000.00

Beginning Initial Deposit			7,000,000.00
Repayments			—

Ending Initial Deposit				7,000,000.00

Secondary Spread Account:

Beginning Secondary Spread Account Balance			—
Investment earnings on funds in Secondary Spread Account			—
Secondary Spread Account Withdrawal Amount			—
Deposits			—
Excess Secondary Spread Reductions			—

Ending Secondary Spread Account Balance				—

Servicer Advances:
Beginning Unreimbursed Advances			—
Net Advances			1,872,285.29

				1,872,285.29

Net Charge-Off Data:
Charge-Offs			257,132.42
Recoveries			(34,445.77)

Net Charge-Offs				222,686.65

Delinquencies ( P&I):	# of loans
30-59 Days		698	10,691,683.92
60-89 Days		17	247,785.46
90-119 Days		—	—
120 days and over		—	—

Repossessions		15	176,828.11

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)		—		—

Cumulative Charge-Off Percentage				0.01%

60+ Day Contract Delinquency Rate
1st Month				0.00%
2nd Month				0.00%
Current Month				0.01%
Average Rate for 3 months				0.00%

WAC				11.6640%
WAM				64.738

WFS FINANCIAL 2005-3 OWNER TRUST
Distribution Date Statement
for Collection Period ended August 31, 2005
for Distribution Date of September 19, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	389,000,000.00	389,000,000.00	88,075,832.20	300,924,167.80	90,216,331.93

A-2	713,000,000.00	713,000,000.00	0.00	713,000,000.00	4,070,041.67

A-3A	325,000,000.00	325,000,000.00	0.00	325,000,000.00	1,918,402.78

A-3B	682,000,000.00	682,000,000.00	0.00	682,000,000.00	3,570,270.00

A-4	306,000,000.00	306,000,000.00	0.00	306,000,000.00	1,865,750.00

B	105,000,000.00	105,000,000.00	0.00	105,000,000.00	656,250.00

C	112,000,000.00	112,000,000.00	0.00	112,000,000.00	706,222.22

D	91,000,000.00	91,000,000.00	0.00	91,000,000.00	601,611.11

TOTAL	2,723,000,000.00	2,723,000,000.00	88,075,832.20	2,634,924,167.80	103,604,879.71

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	3.66838%	2,140,499.73	0.00	2,140,499.73	2,140,499.73	0.00

A-2	4.11000%	4,070,041.67	0.00	4,070,041.67	4,070,041.67	0.00

A-3A	4.25000%	1,918,402.78	0.00	1,918,402.78	1,918,402.78	0.00

A-3B	3.49000%	3,570,270.00	0.00	3,570,270.00	3,570,270.00	0.00

A-4	4.39000%	1,865,750.00	0.00	1,865,750.00	1,865,750.00	0.00

B	4.50000%	656,250.00	0.00	656,250.00	656,250.00	0.00

C	4.54000%	706,222.22	0.00	706,222.22	706,222.22	0.00

D	4.76000%	601,611.11	0.00	601,611.11	601,611.11	0.00

TOTAL		15,529,047.51	0.00	15,529,047.51	15,529,047.51	0.00

*	Note: The interest rate for class A-3B is LIBOR + 0.01%. The LIBOR rate for this distribution period is 3.48

WFS FINANCIAL 2005-3 OWNER TRUST
Officer’s Certificate
for Collection Period ended August 31, 2005
for Distribution Date of September 19, 2005
Detailed Reporting
     See Schedule F
WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of August 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated July 01, 2005.

Lori Bice
Assistant Vice President
Director Technical Accounting

Susan Tyner
Vice President
Assistant Controller